Exhibit 99.1


                        WERNER ENTERPRISES, INC.
                           14507 Frontier Road
                             P. O. Box 45308
                          Omaha, Nebraska 68145


FOR IMMEDIATE RELEASE                                    John J. Steele
---------------------           Executive Vice President, Treasurer and
                                                Chief Financial Officer
                                                         (402) 894-3036




   WERNER ENTERPRISES TO PARTICIPATE IN THE MORGAN KEEGAN 2008 EQUITY CONFERENCE AND THE WACHOVIA 2008 TRANSPORTATION AND PACKAGING CONFERENCE

OMAHA, NEBRASKA, August 25, 2008:
---------------------------------

     Werner Enterprises, Inc. (NASDAQ:WERN) ("Werner"), one of the nation's largest truckload transportation and logistics companies, announced that it will participate in two upcoming investment conferences. At each conference, John J. Steele, Executive Vice President, Treasurer and Chief Financial Officer of Werner, will represent the company and present a business overview of Werner to the investment community.

     Werner will first participate in the Morgan Keegan 2008 Equity Conference on Thursday, September 4, 2008 at the Peabody Hotel in Memphis, Tennessee. Mr. Steele's presentation at the Morgan Keegan conference will begin at 2:40 p.m. (CDT) and will be approximately 25 minutes in length.

     Werner will also participate in the Wachovia 2nd Annual 2008 Transportation and Packaging Conference on Monday, September 8, 2008 at the Wachovia Securities corporate offices in New York City, New York. At this conference, Mr. Steele will provide a 30-minute presentation which will begin at 3:30 p.m. (CDT).

     A live audio webcast of each presentation will be broadcast on the internet and publicly accessible through the "Investor Information" link on the Werner website at www.werner.com. Replays of each webcast presentation will be archived and available on the website during the 30-day period following each conference date.

     Werner Enterprises, Inc. was founded in 1956 and is a premier transportation and logistics company, with coverage throughout the United States, Canada, Mexico, Asia, Europe and South America. Werner maintains its global headquarters in Omaha, Nebraska and maintains offices throughout North America and China. Werner is among the five largest truckload carriers in the United States, with a diversified portfolio of transportation services that includes dedicated, medium-to-long-haul, regional and local van capacity, expedited, temperature-controlled and flatbed services. Werner's Value Added Services portfolio includes freight management, truck brokerage, intermodal, load/mode and network optimization and freight forwarding. Werner, through its subsidiary companies, is a licensed U.S. NVOCC, U.S. Customs Broker, Class A Freight

Forwarder in China, licensed China NVOCC, TSA-approved Indirect Air Carrier and IATA Accredited Cargo Agent.

     Werner Enterprises, Inc.'s common stock trades on the NASDAQ Global Select MarketSM under the symbol "WERN". For further information about Werner, visit the company's website at www.werner.com.

     This press release and the oral public statements made by a Werner representative during the webcasts announced in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements are based on information currently available to Werner's management and are current only as of the date made. For that reason, undue reliance should not be placed on any such forward-looking statement. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in Werner's Annual Report on Form 10-K for the year ended December 31, 2007. Werner assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted. Any such updates or revisions may be made by filing reports with the Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.